                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement

                                          [_] CONFIDENTIAL, FOR USE OF THE
[X] Definitive Proxy Statement              COMMISSION ONLY (AS PERMITTED BY
                                            RULE 14A-6(E)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
    (2) Aggregate number of securities to which transaction applies: 111,035
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the Registrant's 9 percent interest in the $222,963,267 sales price that is to be paid to the Cable TV Fund 12-BCD Venture in connection with the transaction that is the subject of the proxy solicitation.
    (4) Proposed maximum aggregate value of the transaction to the Registrant:
        $20,066,694
    (5) Total fee paid: $4,013

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

Notes:

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.

    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 20, 1997

  NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (including any adjournment or postponement thereof, the "Annual Meeting") of Tele-Communications International, Inc., a Delaware corporation (the "Company"), will be held at the Company's corporate offices located at 5619 DTC Parkway, Englewood, Colorado, starting at 10:00 a.m. local time, on Monday, October 20, 1997 for the following purposes:

    1. To elect three directors of the Company to hold office until the annual meeting of stockholders to be held in the year 2000 and until their successors are elected and qualified (the "Election of Directors Proposal").

    2. To transact such other business as may properly come before the Annual Meeting.

  Holders of record of shares of: (i) Tele-Communications International, Inc. Series A Common Stock ("International Series A Common Stock") and (ii) Tele-Communications International, Inc. Series B Common Stock ("International Series B Common Stock") at the close of business on September 11, 1997, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the International Series A Common Stock and International Series B Common Stock at the close of business on the record date will be entitled to vote together as a single class on the election of three directors pursuant to the Election of Directors Proposal. Each share of International Series A Common Stock is entitled to one vote per share and each share of International Series B Common Stock is entitled to 10 votes per share on each matter on which holders of shares of each such series are entitled to vote at the Annual Meeting.

  To ensure that your interests will be represented at the Annual Meeting, regardless of whether you plan to attend in person, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. This action will not limit your right to vote in person if you wish to attend the Annual Meeting and vote personally.

  This Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of the Company on or about September 30, 1997.

                                          By Order of the Board of Directors,

                                   [SIGNATURE OF STEPHEN M. BRETT APPEARS HERE]
                                          Stephen M. Brett Secretary

Englewood, Colorado September 30, 1997

PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
                               TERRACE TOWER II
                               5619 DTC PARKWAY
                           ENGLEWOOD, COLORADO 80111

                                PROXY STATEMENT

                          ANNUAL MEETING INFORMATION

  This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Tele-Communications International, Inc. (the "Company" or "International") of proxies for use at the annual meeting of the stockholders of the Company, or at any adjournment or postponement thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Proxies are being solicited from the holders of Tele-Communications International, Inc. Series A Common Stock ("International Series A Common Stock") and Tele-Communications International, Inc. Series B Common Stock ("International Series B Common Stock"). The aforementioned securities are collectively referred to in this Proxy Statement, from time to time, as the "International Common Stock." Also included in this mailing is a copy of the Company's 1996 Annual Report to Stockholders.

TIME AND PLACE; PURPOSES

  The Annual Meeting will be held at the Company's corporate offices located at 5619 DTC Parkway, Englewood, Colorado, on Monday, October 20, 1997, starting at 10:00 a.m. local time. At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon proposals: (i) to elect three directors of the Company to hold office until the annual meeting of stockholders to be held in the year 2000 and until their successors are elected and qualified (the "Election of Directors Proposal"); and (ii) to transact such other business as may properly come before the Annual Meeting.

  This Proxy Statement and the accompanying form of proxy are first being mailed on or about September 30, 1997 to the Company's stockholders as of the record date for the Annual Meeting.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

  The Board of Directors has fixed the close of business on September 11, 1997 (the "Record Date"), as the date for the determination of holders of the International Common Stock entitled to notice of and to vote at the Annual Meeting. Only holders of record of shares of the International Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

  Holders of record of the International Series A Common Stock and International Series B Common Stock at the close of business on the Record Date will be entitled to vote together as a single class on the Election of Directors Proposal. Each share of International Series A Common Stock is entitled to one vote per share and each share of International Series B Common Stock is entitled to 10 votes per share on each matter on which holders of shares of each such series are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were: (i) 103,597,805 shares of International Series A Common Stock outstanding and entitled to vote at the Annual Meeting, and (ii) 11,700,000 shares of International Series B Common Stock outstanding and entitled to vote at the Annual Meeting.

  The presence, in person or by proxy, of the holders of a majority of the combined voting power of the outstanding shares of the International Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Each director elected pursuant to the Election of Directors Proposal must be approved by a plurality of the votes of the shares of the International Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class.

  As of the Record Date, Tele-Communications, Inc., a Delaware corporation ("TCI"), owned and had sole voting and investment power over 86,250,000 shares of International Series A Common Stock and all of the

11,700,000 outstanding shares of International Series B Common Stock. Such stock ownership by TCI represents 85% of the shares of International Common Stock and 92% of the combined voting power of the International Common Stock outstanding at that date. Because TCI intends to vote all of its shares of International Common Stock in favor of each of the three director nominees named in the Election of Directors Proposal below, election of all three nominees as directors is assured.

PROXIES

  All shares of the International Common Stock represented by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election as a director of each of the director nominees named in the Election of Directors Proposal. So far as the Company's Board of Directors is aware, the Election of Directors Proposal is the only matter to be acted upon at the Annual Meeting. As to any other matter which may properly come before the Annual Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their best judgment. A properly executed proxy marked "ABSTAIN", although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Annual Meeting, will not be voted and, therefore, except in the case of the Election of Directors Proposal, will have the same effect as a vote cast against the matter to which such instruction is indicated. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at the Annual Meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will also be counted for purposes of determining whether there is a quorum at the Annual Meeting and will be deemed shares not entitled to vote and will not be included for purposes of determining the aggregate voting power and number of shares represented and entitled to vote on a particular matter.

  A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of the Company a signed notice of revocation or a later dated signed proxy or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

  The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, telegram, in person or by other means. Such persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held of record by them and will be reimbursed for their reasonable out-of-pocket expenses in connection therewith.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  On July 31, 1997, TCI directly owned and had sole voting and investment power over 86,250,000 shares of International Series A Common Stock and all of the 11,700,000 outstanding shares of International Series B Common Stock, which represented 85% of the shares of International Common Stock, 83% of the shares of International Series A Common Stock, and 92% of the combined voting power of the shares of International Common Stock outstanding at that date. TCI's executive offices are located at 5619 DTC Parkway, Englewood, Colorado 80111. TCI is the only person known to the Company that beneficially owns 5% or more of the outstanding shares of either series of International Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth information with respect to the beneficial ownership of shares of the International Series A Common Stock. In addition, the table sets forth information with respect to the beneficial ownership of shares of the following securities of TCI: (i) Tele-Communications, Inc. Series A TCI Group Common Stock ("Series A TCI Group Common Stock"), (ii) Tele-Communications, Inc. Series B TCI Group Common Stock ("Series B TCI Group Common Stock"), (iii) Tele-Communications, Inc. Series A Liberty

Media Group Common Stock ("Series A Liberty Group Common Stock"), (iv) Tele-Communications, Inc. Series B Liberty Media Group Common Stock ("Series B Liberty Group Common Stock"), (v) Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock ("Class B Preferred Stock"), (vi) Convertible Preferred Stock, Series C ("Series C Preferred Stock"), (vii) Redeemable Convertible TCI Group Preferred Stock, Series G ("Series G Preferred Stock"), and (viii) Redeemable Convertible Liberty Media Group Preferred Stock, Series H ("Series H Preferred Stock"). The information in the table and the footnotes is dated as of July 31, 1997, and indicates securities beneficially owned by each director of the Company, by each of the executive officers named in the "Summary Compensation Table of International" set forth below and by the directors and all executive officers of the Company as a group. Effective January 14, 1997, TCI issued a stock dividend to holders of Liberty Group Common Stock consisting of one share of Series A Liberty Group Common Stock for every two shares of Series A Liberty Group Common Stock owned and one share of Series A Liberty Group Common Stock for every two shares of Series B Liberty Group Common Stock owned (the "Liberty Group Stock Dividend"). The shares of Series A Liberty Group Common Stock referenced in the following table and notes thereto have been adjusted to give effect to the Liberty Group Stock Dividend. Shares issuable upon exercise of options or conversion of convertible securities and upon vesting of restricted shares are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person.

  Voting power with respect to the TCI securities indicated in the table is computed with respect to a general election of directors of TCI with the Series A TCI Group Common Stock, Series A Liberty Group Common Stock, Series B TCI Group Common Stock, Series B Liberty Group Common Stock, Class B Preferred Stock, Series C Preferred Stock, Series G Preferred Stock and Series H Preferred Stock, voting together as one class. Voting power with respect to the International Common Stock is computed with respect to a general election of directors of the Company, with the International Series A Common Stock and the International Series B Common Stock voting together as one class.

  The number of shares of Series A TCI Group Common Stock and Series A Liberty Group Common Stock in the table include interests of the named directors and executive officers or of members of the group of directors and executive officers in shares held by the trustee of TCI's Employee Stock Purchase Plan (the "TCI ESPP") and by the trustee of the United Artists Entertainment Company Employee Stock Ownership Plan for their respective accounts. So far as is known to the Company, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table and except for the shares held by the trustee of the TCI ESPP for the benefit of such persons, which shares are voted at the discretion of the trustee.

                                                        AMOUNT AND
                                                        NATURE OF           PERCENT OF
                                                        BENEFICIAL           CLASS OR   VOTING
 BENEFICIAL OWNER         TITLE OF CLASS OR SERIES      OWNERSHIP           SERIES(1)  POWER(1)
-------------------  ---------------------------------  ----------          ---------- --------
John C. Malone       International Series A Common
                      Stock                                 50,000(2)             *         *
                     Series A TCI Group Common Stock     2,162,287(3)             *
                     Series B TCI Group Common Stock    63,268,784(4)(5)(6)    76.3%
                     Series A Liberty Group Common
                      Stock                              1,504,749(3)             *      37.0%
                     Series B Liberty Group Common
                      Stock                              8,627,395(4)(5)       40.7%
                     Class B Preferred Stock               289,800(4)          17.9%

Fred A. Vierra       International Series A Common
                      Stock                                446,000(7)             *         *
                     Series A TCI Group Common Stock       583,138(8)             *
                     Series A Liberty Group Common                                          *
                      Stock                                212,256(8)             *
                     Class B Preferred Stock                   200                *

Brendan R. Clouston  Series A TCI Group Common Stock     1,988,222(9)             *
                     Series B TCI Group Common Stock           230                *         *
                     Series A Liberty Group Common
                      Stock                                332,832(9)             *
                     Series B Liberty Group Common
                      Stock                                     57                *

                                                             AMOUNT AND
                                                             NATURE OF          PERCENT OF
                                                             BENEFICIAL          CLASS OR   VOTING
    BENEFICIAL OWNER           TITLE OF CLASS OR SERIES      OWNERSHIP          SERIES(1)  POWER(1)
------------------------  ---------------------------------  ----------         ---------- --------
Paul A. Gould             International Series A Common
                           Stock                                 95,000(2)            *         *
                          Series A TCI Group Common Stock       127,330(10)           *
                          Series B TCI Group Common Stock       273,824               *
                          Series A Liberty Group Common
                           Stock                                102,538(10)           *         *
                          Series B Liberty Group Common
                           Stock                                 39,081               *
                          Class B Preferred Stock                19,558             1.2%

Jerome H. Kern            International Series A Common
                           Stock                                 50,000(2)            *         *
                          Series A TCI Group Common Stock     2,400,000(11)           *         *
                          Series A Liberty Group Common
                           Stock                                868,750(11)           *

Pierre Lescure            International Series A Common
                           Stock                                 50,000(2)            *         *
Adam N. Singer            International Series A Common
                           Stock                                415,500(12)           *         *
                          Series A TCI Group Common Stock       149,746(13)           *         *
                          Series A Liberty Group Common
                           Stock                                 55,667(13)           *

Miranda Curtis            International Series A Common
                           Stock                                210,500(14)           *         *
                          Series A TCI Group Common Stock        32,500(15)           *         *
                          Series A Liberty Group Common
                           Stock                                 12,187(15)           *

Richard L. Rexroat, Jr.   International Series A Common
                           Stock                                 50,100(16)           *         *
                          Series A TCI Group Common Stock        41,590(17)           *
                          Series A Liberty Group Common
                           Stock                                 14,832(17)           *         *
                          Class B Preferred Stock                    32               *

All directors and         International Series A Common
                          Stock                               1,518,700(18)(19)     1.5%        *
 executive officers       Series A TCI Group Common Stock     8,265,322(20)         1.2%
 as a group (14 persons)  Series B TCI Group Common Stock    63,542,838(4)(5)      76.6%     37.5%
                          Series A Liberty Group Common       3,396,172(20)         1.5%
                          Stock                               8,666,533(4)(5)      40.9%
                          Series B Liberty Group Common         309,590(4)         19.1%
                          Stock
                          Class B Preferred Stock

--------
  * Less than one percent

 (1) The figures for the percent of class and voting power calculations are based on the following numbers of shares (in the case of all securities, after elimination of any shares held in treasury or held by subsidiaries), which were outstanding as of July 31, 1997: (i) 103,597,805 shares of International Series A Common Stock; (ii) 11,700,000 shares of International Series B Common Stock; (iii) 660,181,987 shares of Series A TCI Group Common Stock; (iv) 52,405,138 shares of Series B TCI Group Common Stock; (v) 223,083,080 shares of Series A Liberty Group Common Stock; (vi) 21,175,465 shares of Series B Liberty Group Common Stock; (vii) 1,620,026 shares of Class B Preferred Stock; (viii) 70,575 shares of Series C Preferred Stock; (ix) 6,693,027 shares of Series G Preferred Stock; and (x) 6,693,127 shares of Series H Preferred Stock.

 (2) Assumes the exercise in full of stock options granted in April of 1996 pursuant to the Company's 1996 Nonemployee Director Stock Option Plan (the "Director Plan") to acquire 50,000 shares of International Series A Common Stock. Options to acquire 10,000 shares are currently exercisable. See "CONCERNING MANAGEMENT--Executive Compensation--Compensation of Directors" for additional information concerning this grant.

 (3) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 1,000,000 shares of Series A TCI Group Common Stock and 375,000 shares of Series

     A Liberty Group Common Stock. Options to acquire 800,000 shares of Series A TCI Group Common Stock and 300,000 shares of Series A Liberty Group Common Stock are currently exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December of 1995 to acquire 1,000,000 shares of Series A TCI Group Common Stock and 375,000 shares of Series A Liberty Group Common Stock. Options to acquire 200,000 shares of Series A TCI Group Common Stock and 75,000 shares of Series A Liberty Group Common Stock are currently exercisable.

 (4) Includes 1,173,000 shares of Series B TCI Group Common Stock, 293,250 shares of Series B Liberty Group Common Stock and 6,900 shares of Class B Preferred Stock held by Dr. Malone's wife, Mrs. Leslie Malone, as to which shares Dr. Malone has disclaimed beneficial ownership.

 (5) Pursuant to a letter agreement dated June 17, 1988 (the "1988 Agreement"), TCI's late Chairman of the Board, Mr. Bob Magness, and Kearns-Tribune Corporation ("Kearns") each agreed with Dr. Malone that prior to making a disposition of a significant portion of their respective holdings of Series B TCI Group Common Stock or Series B Liberty Group Common Stock, he or it would first offer Dr. Malone the opportunity to purchase such shares. Dr. Malone agreed with TCI to waive his rights under the 1988 Agreement with respect to a June 16, 1997 transaction whereby the Estate of Bob Magness swapped 30,545,864 shares of Series B TCI Group Common Stock with TCI in exchange for an equal number of shares of Series A TCI Group Common Stock (the "Estate Swap"). The Estate Swap was effected in connection with the sale by the Estate of all of its shares of TCI Group Common Stock. In consideration of the waiver by Dr. Malone, TCI granted Dr. Malone the right to acquire, at any time and from time to time prior to June 30, 1999, up to 30,545,864 shares of Series B TCI Group Common Stock for either (or any combination of): (i) shares of Series A TCI Group Common Stock on a one-for-one basis or (ii) cash based on the closing sales price of the Series B TCI Group Common Stock on The Nasdaq Stock Market for a specified period prior to the acquisition of shares by Dr. Malone (the "TCI-Estates Agreement"). Consequently, the table includes 30,545,864 shares of Series B TCI Group Common Stock that Dr. Malone has the right to acquire at any time prior to June 30, 1999. Similarly, Dr. Malone has agreed to forgo exercising his rights under the 1988 Agreement and a later agreement with Kearns dated April 18, 1997 in connection with the recent merger of Kearns with a wholly owned subsidiary of TCI in consideration of TCI's agreement (the "TCI-KT Agreement") that he may acquire directly from TCI, at any time and from time to time prior to July 30, 1998, up to 9,112,500 shares of Series B TCI Group Common Stock and 2,278,125 shares of Series B Liberty Group Common Stock in exchange for equal numbers of shares of Series A TCI Group Common Stock and Series A Liberty Group Common Stock, respectively. Pursuant to the TCI-KT Agreement, on July 24, 1997, Dr. Malone acquired 7,296,324 shares of Series B TCI Group Common Stock and 2,278,125 shares of Series B Liberty Group Common Stock from TCI in exchange for a like number of shares of Series A TCI Group Common Stock and Series A Liberty Group Common Stock held by Dr. Malone.

 (6) Includes 139,513 shares of Series B TCI Group Common Stock over which Dr. Malone has the power to direct the voting. Dr. Malone also has a right of first refusal with respect to any proposed transfer of such shares, which may be exercised by Dr. Malone either by the payment of cash or, subject to certain exceptions, through an exchange of shares of Series A TCI Group Common Stock for such Series B TCI Group Common Stock. If not exercised by Dr. Malone, the right of first refusal may be exercised by TCI. Subsequent to July 31, 1997, Dr. Malone was given the right to direct the voting of an additional 2,405,942 shares of Series B TCI Group Common Stock. Such additional shares are not included in Dr. Malone's beneficial ownership or voting power as of July 31, 1997.

 (7) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December of 1995 to acquire 400,000 shares of International Series A Common Stock. Options to acquire 80,000 shares are currently exercisable. Also assumes the vesting in full of 15,000 restricted shares of International Series A Common Stock granted in December of 1995. Such shares vest as to 50% in December of 1999 and as to the remaining 50% in December of 2000. See notes 4 and 9 to the table in "CONCERNING MANAGEMENT--Executive Compensation--Summary Compensation Table of International" for additional information.

 (8) Assumes the exercise in full of the following: (a) stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 100,000 shares of Series A TCI Group Common Stock and 37,500 shares of Series A Liberty Group Common Stock, of which options to acquire 80,000 and 30,000, respectively, of such shares are currently exercisable; (b) stock options granted in tandem with stock appreciation rights in November of 1993 to acquire 100,000 shares of Series A TCI Group Common Stock and 37,500 shares of Series A Liberty Group Common Stock, of which options to acquire 75,000 and 28,125, respectively, of such shares are currently exercisable; (c) stock options granted in tandem with stock appreciation rights in November of 1994 to acquire 200,000 shares of Series A TCI Group Common Stock and 75,000 shares of Series A Liberty Group Common Stock, of which options to acquire 80,000 and 30,000, respectively, of such shares are currently exercisable. See note 5 to the table in "CONCERNING MANAGEMENT--Executive Compensation--Summary Compensation Table of International" for additional information.

 (9) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 300,000 shares of Series A TCI Group Common Stock and 112,500 shares of Series A Liberty Group Common Stock. Options to acquire 200,000 shares of Series A TCI Group Common Stock and 75,000 shares of Series A Liberty Group Common Stock are currently exercisable. Additionally, assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1993 to acquire 375,000 shares of Series A TCI Group Common Stock and 140,625 shares of Series A Liberty Group Common Stock. Options to acquire 250,000 shares of Series A TCI Group Common Stock and 93,750 shares of Series A Liberty Group Common Stock are currently exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1994 to acquire 200,000 shares of Series A TCI Group Common Stock and 75,000 shares of Series A Liberty Group Common Stock. Options to acquire 80,000 shares of Series A TCI Group Common Stock and 30,000 shares of Series A Liberty Group Common Stock are currently exercisable. Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December of 1995 to purchase 1,000,000 shares of Series A TCI Group Common Stock. Options to acquire 200,000 shares of Series A TCI Group Common Stock are currently exercisable. Additionally, assumes the vesting in full of 100,000 restricted shares of Series A TCI Group Stock. None of the stock is currently vested.

(10) Assumes the exercise in full of options granted in December of 1996, pursuant to the TCI Director Stock Option Plan, to acquire 50,000 shares of Series A TCI Group Common Stock and 18,750 shares of Series A Liberty Group Common Stock. None of these options are exercisable until December 13, 1997.

(11) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights to acquire 1,500,000 shares of Series A TCI Group Common Stock and 562,500 shares of Series A Liberty Group Common Stock. None of these options are exercisable until July 23, 1998. Also includes 200,000 shares of restricted Series A TCI Group Common Stock. Such shares vest as to 50% in July of 2001 and as to the remaining 50% in July of 2002. Also assumes the exercise in full of stock options granted pursuant to the TCI Director Stock Option Plan to purchase 50,000 shares of Series A TCI Group Common Stock and 18,750 shares of Series A Liberty Group Common Stock. Options to acquire 20,000 and 7,500, respectively, of such shares are currently exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December of 1995 to acquire 500,000 shares of Series A TCI Group Common Stock and 187,500 shares of Series A Liberty Group Common Stock. Options to acquire 100,000 shares of Series A TCI Group Common Stock and 37,500 shares of Series A Liberty Group Common Stock are currently exercisable.

(12) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December of 1995 to acquire 400,000 shares of International Series A Common Stock. Options to acquire 80,000 of such shares are currently exercisable. Also includes 15,000 shares of restricted International Series A Common Stock granted in December of 1995. Such shares vest as to 50% in December of 1999 and as to the remaining 50% in December of 2000. See notes 4 and 9 to the table in "CONCERNING MANAGEMENT--Executive Compensation--Summary Compensation Table of International" for additional information.

(13) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 20,000 shares of Series A TCI Group Common Stock and 7,500 shares of Series A Liberty Group Common Stock. Options to acquire 10,000 and 3,750, respectively, of such shares are currently exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in October of 1993 to acquire 25,000 shares of Series A TCI Group Common Stock and 9,375 shares of Series A Liberty Group Common Stock. Options to acquire 12,500 and 4,688, respectively, of such shares are currently exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1994 to acquire 100,000 shares of Series A TCI Group Common Stock and 37,500 shares of Series A Liberty Group Common Stock, of which options to acquire 40,000 and 15,000, respectively, of such shares are currently exercisable. See note 5 to the table in "CONCERNING MANAGEMENT--Executive Compensation-- Summary Compensation Table of International" for additional information.

(14) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December of 1995 to acquire 200,000 shares of International Series A Common Stock. Options to acquire 40,000 of such shares are currently exercisable. Also includes 10,000 shares of restricted International Series A Common Stock granted in December of 1995. Such shares vest as to 50% in December of 1999 and as to the remaining 50% in December of 2000. See notes 4 and 9 to the table in "CONCERNING MANAGEMENT--Executive Compensation--Summary Compensation Table of International" for additional information.

(15) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in October of 1993 to acquire 7,500 shares of Series A TCI Group Common Stock and 2,812 shares of Series A Liberty Group Common Stock. Options to acquire 5,625 and 2,109, respectively, of such shares are currently exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1994 to acquire 25,000 shares of Series A TCI Group Common Stock and 9,375 shares of Series A Liberty Group Common Stock, of which options to acquire 10,000 and 3,750, respectively, of such shares are currently exercisable. See note 5 to the table in "CONCERNING MANAGEMENT--Executive Compensation--Summary Compensation Table of International" for additional information.

(16) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in December of 1995 to acquire 50,000 shares of International Series A Common Stock. Options to acquire 10,000 of such shares are currently exercisable. See note 9 to the table in "CONCERNING MANAGEMENT--Executive Compensation--Summary Compensation Table of International" for additional information.

(17) Assumes the exercise in full of stock options granted in tandem with stock appreciation rights in November of 1992 to acquire 10,000 shares of Series A TCI Group Common Stock and 3,750 shares of Series A Liberty Group Common Stock. Options to acquire 8,000 and 3,000, respectively, of such shares are currently exercisable. Also assumes the exercise in full of stock options granted in tandem with stock appreciation rights in October of 1993 to acquire 10,000 shares of Series A TCI Group Common Stock and 3,750 shares of Series A Liberty Group Common Stock. Options to acquire 7,500 and 2,813, respectively, of such shares are currently exercisable.

(18) Certain executive officers and directors (seven persons, including Messrs. Vierra, Singer, and Rexroat and Ms. Curtis) hold options, which were granted in tandem with stock appreciation rights in December of 1995, to acquire 1,200,000 shares of International Series A Common Stock. Options to acquire 240,000 of such shares are currently exercisable. Additionally, Messrs. Vierra and Singer and Ms. Curtis hold in the aggregate 40,000 shares of restricted International Series A Common Stock. Such shares vest as to 50% in December of 1999 and as to the remaining 50% in December of 2000.

(19) Assumes the exercise in full of stock options granted in April of 1996 pursuant to the Director Plan to acquire 200,000 shares of International Series A Common Stock. Options to acquire 40,000 of such shares are currently exercisable. See "CONCERNING MANAGEMENT--Executive Compensation--Compensation of Directors" for additional information concerning these grants.

(20) Certain executive officers and directors (six persons, including Messrs. Malone, Vierra, Clouston, Singer and Rexroat) hold options, which were granted in tandem with stock appreciation rights in November of 1992, to acquire an aggregate of 1,530,000 shares of Series A TCI Group Common Stock and 573,750 shares of Series A Liberty Group Common Stock. Options to acquire 1,178,000 and 441,750 of such shares are currently exercisable. Also, certain executive officers and directors (six persons, including Messrs. Vierra, Clouston, Singer and Rexroat and Ms. Curtis) hold options, which were granted in tandem with stock appreciation rights in October of 1993, to acquire an aggregate of 617,500 shares of Series A TCI Group Common Stock and 231,562 shares of Series A Liberty Group Common Stock. Options to acquire 425,625 and 159,610 shares of such shares are currently exercisable. Additionally, certain executive officers and directors (seven persons including Messrs. Vierra, Clouston, Singer, and Ms. Curtis) hold options, which were granted in tandem with stock appreciation rights in November of 1994, to acquire 743,000 shares of Series A TCI Group Common Stock and 278,625 shares of Series A Liberty Group Common Stock. Options to acquire 297,200 and 111,450, respectively, of such shares are currently exercisable. In addition, Mr. Kern holds stock options, which were granted in November of 1994 pursuant to the TCI Director Stock Option Plan, to purchase 50,000 shares of Series A TCI Group Common Stock and 18,750 shares of Series A Liberty Group Common Stock. Options to acquire 20,000 and 7,500, respectively, of such shares are currently exercisable. Certain executive officers and directors (four persons, including Messrs. Malone, Clouston, and Kern) hold options, which were granted in tandem with stock appreciation rights in December of 1995, to acquire an aggregate of 2,800,000 shares of Series A TCI Group Common Stock and 675,000 shares of Series A Liberty Group Common Stock. Options to acquire 560,000 and 135,000, respectively, of such shares are currently exercisable. Additionally, an executive officer and Mr. Clouston hold in the aggregate 140,000 shares of restricted Series A TCI Group Common Stock and an executive officer holds 15,000 shares of restricted Series A Liberty Group Common Stock. Such shares vest 50% in December of 1999 and the remaining 50% in December of 2000. In addition, Mr. Gould holds stock options, which were granted in December of 1996 pursuant to the TCI Director Stock Option Plan to purchase 50,000 shares of Series A TCI Group Common Stock and 18,750 shares of Series A Liberty Group Common Stock. None of these options are exercisable until December of 1997. In addition, Mr. Kern holds stock options, which were granted in tandem with stock appreciation rights in July of 1997, to acquire 1,500,000 shares of Series A TCI Group Common Stock and 562,500 shares of Series A Liberty Group Common Stock. None of these options are exercisable until July 23, 1998. Also Mr. Kern was granted 200,000 shares of restricted Series A TCI Group Common Stock. Such shares vest as to 50% in July 2001 and as to the remaining 50% in July of 2002.

CHANGE OF CONTROL

  The Company knows of no arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. There can be no assurance, however, of TCI's continued ownership of a significant majority of the outstanding shares of the International Common Stock or as to the manner or timing of any disposition of TCI's International Common Stock. Any substantial change in such ownership could result in a change in control of the Company. See also, "CONCERNING MANAGEMENT--Certain Relationships and Related Transactions--Relationship with TCI" for additional information.

                        ELECTION OF DIRECTORS PROPOSAL

GENERAL

  The persons named in the accompanying proxy will vote for the election of three directors, with the term of office of each to continue until the annual meeting of stockholders to be held in the year 2000 and until his successor shall have been duly elected and qualified, unless authority to vote is withheld. The Company's Board of Directors has proposed Brendan R. Clouston, Pierre Lescure and Fred A. Vierra as its three nominees for election at the Annual Meeting as directors of the Company, and the Company is informed that these nominees are willing to serve as directors. However, if any such nominee should decline or should become unable to serve as a director for any reason, votes will be cast for a substitute nominee, if any, designated by the Board of Directors, or, if none is so designated prior to the election, votes will be cast according to the judgment in such matters of the person or persons voting the proxy. Messrs. Clouston, Lescure and Vierra are incumbent directors. Mr. Clouston was appointed to the Board of Directors in April 1997.

  The Company's Restated Certificate of Incorporation provides for a classified Board of Directors of not less than three members, with the exact number of directors to be fixed by resolution of the Board. The Board of Directors currently consists of eight members. For purposes of determining their terms, directors are divided into three classes. The Class I directors, whose current term expires at the 1999 annual meeting of stockholders, are Messrs. Akiyama, Kern and Singer. The Class II director nominees, whose current term expires at the Annual Meeting, are Messrs. Clouston, Lescure and Vierra. The Class III directors, whose current term expires at the 1998 annual meeting of stockholders, are Messrs. Gould and Malone. Each director elected at an annual meeting of stockholders will serve for a term ending on the date of the third annual meeting of stockholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal.

  The following lists the three nominees for election as directors of the Company and the five directors of the Company whose term of office will continue after the Annual Meeting, as well as the birth date of each person, the positions with the Company or principal occupations of each person, certain other directorships held and the year each person became a director of the Company. The number of shares of International Common Stock owned beneficially by each such person as of July 31, 1997 is set forth in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

NOMINEES FOR ELECTION AS DIRECTORS

  BRENDAN R. CLOUSTON: Born April 28, 1953; Director of the Company since April 1997. Mr. Clouston has served as a consultant to TCI since August 1997. Mr. Clouston served as an Executive Vice President of TCI from January 1994 to August 1997 and as Chief Financial Officer of TCI from March 1997 to April 1997. Mr. Clouston served as President and Chief Executive Officer of TCI Communications, Inc., the predecessor company and now a subsidiary of TCI ("TCIC"), from October 1994 to March 1997 and as Executive Vice President and Chief Operating Officer of TCIC from March 1992 to October 1994.

  PIERRE LESCURE: Born February 7, 1945; Director of the Company since July 1995. Mr. Lescure has served as Chief Executive Officer of Canal + S.A. and Chairman and Chief Executive Officer of Le Studio Canal + since 1986. Canal + S.A. is an European pay TV operator and Le Studio Canal + is a movie production subsidiary of Canal + S.A.

  FRED A. VIERRA: Born November 9, 1931; Chief Executive Officer and Director of the Company since October 1994 and Vice Chairman of the Board of the Company since May 1995. From October 1994 to May 1995, Mr. Vierra served as Chairman of the Board of the Company. Mr. Vierra has served as an Executive Vice President of TCI since January 1994, and as an Executive Vice President of TCIC from December 1991 to October 1994. Mr. Vierra is a Director of Telewest Communications plc ("Telewest") and Flextech p.l.c. ("Flextech").

DIRECTORS WHOSE TERMS EXPIRE IN 1998

  PAUL A. GOULD: Born September 27, 1945; Director of the Company since July 1995. Mr. Gould has been a Managing Director and an Executive Vice President of Allen & Company Incorporated, a securities firm, for more than the last five years. He is also a Director of Ascent Entertainment Group, Choice Hotels International, Inc. and United Video Satellite Group, Inc.

  JOHN C. MALONE: Born March 7, 1941; Chairman of the Board and Director of the Company since May 1995. Dr. Malone has served as Chief Executive Officer of TCI since January 1994, and as Chairman of the Board of TCI since November 1996. Dr. Malone served as President of TCI from January 1994 to March 1997, as Chief Executive Officer of TCIC from March 1992 to October 1994 and as President of TCIC from 1973 to October 1994. Dr. Malone is a Director of TCI, TCIC, TCI Pacific Communications, Inc., TCI Satellite Entertainment, Inc., BET Holdings, Inc., The At Home Corporation and The Bank of New York.

DIRECTORS WHOSE TERMS EXPIRE IN 1999

  TOMIICHI AKIYAMA: Born December 17, 1929; Director of the Company since August 1995. Mr. Akiyama has served as Senior Corporate Advisor of Sumitomo Corporation ("Sumitomo"), a Japanese trading company, since February 1997, served as Chairman of the Board of Sumitomo from June 1996 to February 1997 and served as President of Sumitomo from June 1990 to February 1997.

  JEROME H. KERN: Born June 1, 1937; Director of the Company since May 1995. Mr. Kern has been special counsel from July 1996 to present, and was a senior partner from September 1992 to July 1996, with the law firm of Baker & Botts, L.L.P. Mr. Kern is a Director of TCI.

  ADAM N. SINGER: Born January 19, 1952; Director of the Company since May 1995. Mr. Singer has been Chairman of Flextech since May 1997. Mr. Singer was President and Chief Operating Officer of the Company from October 1994 to May 1997. Previously, from June 1992 to October 1994, Mr. Singer was Vice President-International of TCIC. Mr. Singer was President and Chief Executive Officer of Flextech Television Limited ("FTV") (formerly United Artists Entertainment (Programming) Limited), from September 1988 to June 1992. Mr. Singer is a Director of Telewest and Flextech.

VOTE REQUIRED FOR APPROVAL

  Each of the above-named director nominees will be elected if approved by a plurality of the votes of the shares of the International Series A Common Stock and the International Series B Common Stock, represented in person or by proxy and entitled to vote at the Annual Meeting, voting together as a single class. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES AS A DIRECTOR FOR A THREE-YEAR TERM EXPIRING AT THE YEAR 2000 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS SUCCESSOR SHALL HAVE BEEN DULY ELECTED AND QUALIFIED.

                             CONCERNING MANAGEMENT

EXECUTIVE OFFICERS

  The following lists the executive officers of the Company (other than those that are also directors and hence listed above), their birth dates, and a description of their business experience and positions held within the Company as of July 31, 1997. All officers are appointed for an indefinite term and serve at the pleasure of the Board of Directors.

        NAME                                  POSITIONS

Miranda Curtis              Executive Vice President of the Company since
Born November 26, 1955      September 1996. Senior Vice President of the Company
                            from May 1995 to August 1996. From October 1994 to
                            May 1995, Ms. Curtis served as a Vice President of the Company. From May 1992 to October 1994, Ms.
                            Curtis was Director of International Development in the international division of TCI (and its predecessor company) and was principally responsible for that division's activities in Asia and the United Kingdom. From September 1989 through May
                            1992, Ms. Curtis served as Director of Development and Marketing for a predecessor of Telewest and then as Business Development Manager of FTV.

Wayne L. Gowen              Senior Vice President of the Company since February
Born October 21, 1946       1996. Mr. Gowen served as Managing Director of
                            TeleCommunications of Comcast Europe, a company which provided cable and telephony services, from October 1993 to January 1996, and as Vice President of Corporate Development of U S WEST, Inc., a regional Bell operating company, from January 1992 through September 1993. From October 1989 to January
                            1992, Mr. Gowen served as Managing Director of U S
                            WEST Cable Communications in the United Kingdom.

Gregory B. Armstrong        Senior Vice President of the Company since September
Born September 27, 1946     1996. Mr. Armstrong served as Vice President of
                            Cable Operations of the Company from May 1995 to
                            September 1996, having previously been an employee of the Company since August 1994. In his current capacity, Mr. Armstrong is responsible for oversight of the cable performance of the Company's cable television subsidiaries and affiliates. Mr.
                            Armstrong was President of Cable Management Group,
                            Inc., a company which specialized in cable operations, from 1988 to 1994.

Stephen M. Brett            Vice President and Secretary of the Company since
Born September 20, 1940     May 1995. Mr. Brett has served as Executive Vice
                            President, General Counsel and Secretary of TCI since January 1994 and as Senior Vice President and
                            General Counsel of TCIC since December 1991.

Graham E. Hollis            Executive Vice President of the Company since
Born January 9, 1952        September 1996 and Chief Financial Officer of the
                            Company since May 1995. Mr. Hollis served as Vice
                            President of the Company from May 1995 to August
                            1996. From July 1994 to May 1995, Mr. Hollis was the
                            Director of Finance of the Company. From January
                            1994 to July 1994, Mr. Hollis was Vice President--
                            Finance of DTC Management, LLC, a subsidiary of The
                            Peninsula and Oriental Steam Navigation Company, an
                            English company which provided diversified transportation, leisure and shipping services. Prior to his position with DTC Management LLC, Mr. Hollis served as the Director of Accounting for TCD North, Inc., a real estate investment company.

        NAME                                  POSITIONS

Richard L. Rexroat, Jr.   Vice President of Engineering of the Company since May
Born October 5, 1945      1995. From February 1993 to May 1995, Mr. Rexroat
                          served as Vice President of TCI responsible for its technical cable operations. Prior to February 1993, Mr. Rexroat served at different times as Director of Engineering, Director of Fiber Optic Engineering and
                          Operations Engineer for TCIC.

  There are no family relations, of first cousin or closer, among the Company's directors or executive officers, by blood, marriage or adoption.

  During the past five years, neither the above executive officers nor any director of the Company has had any involvement in such legal proceedings as would be material to an evaluation of his or her ability or integrity.

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on a review of the copies of such Section 16(a) forms filed on Forms 3, 4 and 5, and any amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that, during the year ended December 31, 1996, its officers, directors and greater-than-ten-percent beneficial owners complied on a timely basis with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

  Summary Compensation Table of International. On December 4, 1996, the Company distributed (the "SATCo Distribution") to the holders of shares of Series A TCI Group Common Stock and Series B TCI Group Common Stock (the "TCI Group Common Stock") all of the issued and outstanding common stock of TCI Satellite Entertainment, Inc. ("Satellite"), a wholly owned subsidiary of TCI. Certain directors, officers and employees of TCI and its subsidiaries have been granted options to purchase shares of Series A TCI Group Common Stock ("TCI Options") and stock appreciation rights with respect to shares of Series A TCI Group Common Stock ("TCI SARs"). The TCI Options and TCI SARs have been granted pursuant to various stock plans of TCI (the "TCI Plans"). The TCI Plans give the Board of Directors of TCI the authority to make equitable adjustments to outstanding TCI Options and TCI SARs in the event of certain transactions, including transactions such as the SATCo Distribution.

  The Board of Directors of TCI determined that, immediately prior to the SATCo Distribution, each TCI Option would be divided into the following two separately exercisable options: (i) an option to purchase TCI Satellite Entertainment, Inc. Series A Common Stock ("SATCo Option"), exercisable for the number of shares of TCI Satellite Entertainment, Inc. Series A Common Stock ("SATCo Series A Common Stock") that would have been issued in the SATCo Distribution in respect of the shares of Series A TCI Group Common Stock subject to the applicable TCI Option, if such TCI Option had been exercised in full immediately prior to the record date of the SATCo Distribution, and containing substantially equivalent terms as the existing TCI Option, and (ii) an option to purchase Series A TCI Group Common Stock (a "Series A TCI Group Option"), exercisable for the same number of shares of Series A TCI Group Common Stock as the corresponding TCI Option had been exercisable for prior to the SATCo Distribution. The aggregate exercise price of each TCI Option was allocated between the SATCo Option and the Series A TCI Group Option into which it was divided, and all other terms, including the date of grant, of the SATCo Option and Series A TCI Group Option are in all material respects the same as the terms of such TCI Option. Similar adjustments were made to the outstanding TCI SARs, resulting in the holders thereof holding stock appreciation rights ("SARs") with respect to Series A TCI Group Common Stock and SATCo Series A Common Stock instead of TCI SARs, and to outstanding restricted share awards, resulting in the holders thereof holding restricted shares of SATCo Series A Common

Stock in addition to restricted shares of Series A TCI Group Common Stock. The foregoing adjustments were made pursuant to the anti-dilution provisions of the TCI Plans pursuant to which the respective TCI Options and TCI SARs had been granted.

  TCI and Satellite remain obligated for the delivery of any securities issued upon exercise of SATCO Options, Series A TCI Group Options, and SARs granted to their respective employees. Prior to the SATCo Distribution, TCI and Satellite entered into an agreement to sell to each other from time to time at the then current market price shares of Series A TCI Group Common Stock and SATCo Series A Common Stock, respectively, as necessary to satisfy their respective obligations under any agreements or plans.

  TCI, in addition to the TCI Group Common Stock, has issued Series A Liberty Group Common Stock and Series B Liberty Group Common Stock (and together with the Series A Liberty Group Common Stock, the "Liberty Group Common Stock"). Prior to the SATCo Distribution, the financial results of Satellite were attributed to the TCI Group Common Stock. Accordingly, the SATCo Distribution was made to holders of TCI Group Common Stock and the holders of Liberty Group Common Stock did not participate in the SATCo Distribution.

  Effective January 14, 1997, TCI issued the Liberty Group Stock Dividend. As a result of the Liberty Group Stock Dividend, the number of options granted to purchase Series A Liberty Group Common Stock and the price to purchase such shares have been adjusted.

  The following table shows for the three years ended December 31, 1996, all forms of compensation for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company, whose annual salary and bonus exceeded $100,000 for the year ended December 31, 1996:

                                                                                 LONG-TERM
                                      ANNUAL COMPENSATION                      COMPENSATION
                             -------------------------------------------   -----------------------
                                                                                        SECURITIES
                                                               OTHER       RESTRICTED   UNDERLYING       ALL
                                                               ANNUAL        STOCK       OPTIONS/       OTHER
                                                            COMPENSATION     AWARDS        SARS       COMPENSA-
NAME AND PRINCIPAL POSITION  YEAR SALARY ($)    BONUS ($)       ($)           ($)          (#)       TION ($)(1)
---------------------------  ---- ----------    ---------   ------------   ----------   ----------   -----------
Fred A. Vierra..........     1996  $650,000(2)   $   --       $ 4,231(3)    $    --          --        $15,000
 (Chief Executive            1995  $650,000(2)   $   --       $ 3,207(3)    $380,625(4)  400,000(9)    $15,000
 Officer)                    1994  $669,613(2)   $   --       $ 1,024(3)    $    --      295,000(5)    $15,000
Adam N. Singer,.........     1996  $400,000      $   --       $ 9,411(6)    $    --          --        $14,006
 (Formerly President and     1995  $350,000      $50,000      $11,355(3)    $380,625(4)  400,000(9)    $ 6,006
 Chief Operating             1994  $314,187      $   --       $   --        $    --      147,500(5)    $15,000
 Officer)
Miranda Curtis..........     1996  $253,654(7)   $25,488(7)   $31,775(8)    $    --          --        $   --
 (Executive Vice             1995  $157,990(7)   $35,548(7)   $31,579(8)    $253,750(4)  200,000(9)    $   --
 President)                  1994  $153,930(7)   $34,634(7)   $44,917(8)    $    --       36,875(5)    $   --
Richard L. Rexroat,          1996  $152,250      $   --       $ 3,551(3)    $    --          --        $14,760
 Jr.....................     1995  $145,000      $26,500      $ 2,998(3)    $    --       50,000(9)    $13,260
 (Vice President of          1994  $140,000      $11,465      $   --        $    --          --        $13,260
 Engineering)
Wayne Gowen.............     1996  $181,731(10)  $   --       $92,228(11)   $    --          --        $   --
 (Senior Vice President)

--------
 (1) All amounts shown in this column represent contributions to the TCI ESPP. All named executive officers of the Company for whom contributions were made in 1996, 1995 and 1994 are fully vested. Directors who are not employees of TCI or the Company are ineligible to participate in the TCI ESPP. The TCI ESPP, a defined contribution plan, enables participating employees to acquire a proprietary interest in TCI and provides benefits upon retirement. Under the terms of the TCI ESPP, employees are eligible for participation after one year of service. The TCI ESPP's normal retirement age is 65 years. Participants may contribute up to 10% of their compensation and TCI (by annual resolution of the Board of Directors) may contribute up to a matching 100% of the participants' contributions. The TCI ESPP includes a salary deferral feature in respect of employee contributions. Forfeitures (due to participants' withdrawal prior to full vesting) are used to reduce TCI's otherwise determined contributions. Generally, participants acquire a vested right in TCI's contributions to the TCI ESPP as follows:

     YEARS OF SERVICE                                         VESTING PERCENTAGE
     ----------------                                         ------------------
      Less than 1............................................          0
      1-2....................................................         20
      2-3....................................................         30
      3-4....................................................         45
      4-5....................................................         60
      5-6....................................................         80
      6 or more..............................................        100

   Participant contributions are fully vested. Although TCI has not expressed an intent to terminate the TCI ESPP, it may do so at any time. The TCI ESPP provides for full immediate vesting of all participants' rights upon termination of the plan. The Company's employees are eligible to participate in the TCI ESPP for so long as TCI beneficially owns shares of the common stock of the Company representing a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of the Company's directors. The Company is allocated, and is required to reimburse TCI, for that portion of TCI's compensation expense attributable to contributions made to the TCI ESPP for the benefit of employees of the Company. See "Concerning Management-- Certain Relationships and Related Transactions--Services Agreement" below.

 (2) Includes deferred compensation of $250,000. See, "Employment Contracts, Termination of Employment and Change of Control Agreements" below.

 (3) Primarily consists of amounts reimbursed by TCI for the payment of taxes. The Company is allocated, and is required to reimburse, TCI for such amounts. See "Concerning Management--Certain Relationships and Related Transactions--Services Agreements" below.

 (4) On December 13, 1995, Messrs. Vierra and Singer and Ms. Curtis were granted 15,000, 15,000 and 10,000 restricted shares, respectively, of International Series A Common Stock. The values set forth in the table are calculated as of the December 13, 1995 grant date. Such restricted shares vest as to 50% of such shares on December 13, 1999 and as to the remaining 50% on December 13, 2000. Such restricted shares had a value at the end of 1996, based upon the closing sales price per share of the International Series A Common Stock on the Nasdaq National Market on December 31, 1996, of $198,750, $198,750 and $132,500, respectively. The
     Company has not paid cash dividends on its International Series A Common Stock and does not anticipate declaring and paying cash dividends on the International Series A Common Stock at any time in the foreseeable future. See "--Option and SAR Grants Table" below.

 (5) On November 17, 1994, certain key employees of TCI were granted options in tandem with stock appreciation rights to acquire an aggregate of 3,191,000 shares of Series A TCI Group Common Stock, 1,196,625 shares of Series A Liberty Group Common Stock, and 319,100 shares of SATCo Series A Common Stock at adjusted purchase prices of $14.19, $14.67, and $23.06 per share, respectively. Messrs. Vierra and Singer and Ms. Curtis (who were at the time officers or employees of TCI) received the awards indicated in the table pursuant to such grants. Such options vest evenly over five years, beginning on November 17, 1994 and expire on November 17, 2004. Notwithstanding the vesting schedule as set forth in the applicable option agreement, the option shares and stock appreciation rights shall become available for purchase if the grantee's employment with TCI: (i) shall terminate by reason of: (x) termination by TCI without cause (y) termination by the grantee for good reason (as defined in the agreement) or (z) disability, (ii) shall terminate pursuant to provisions of a written employment agreement, if any, between the grantee and TCI which expressly permits the grantee to terminate such employment upon occurrence of specified events (other than the giving of notice and passage of time), or (iii) if the grantee dies while employed by TCI. Further, the option shares and stock appreciation rights will become available for purchase in the event of an Approved Transaction, Board Change, or Control Purchase (each as defined in such governing agreements), unless in the case of an Approved Transaction, the Compensation Committee of TCI determines otherwise as permitted by the plan.

 (6) The 1996 amount includes $8,994 paid to Mr. Singer as a reimbursement of the employer match that Mr. Singer would have received in his TCI ESPP account if his pre-tax contributions to the TCI ESPP had not been inadvertently terminated.

 (7) Ms. Curtis' salary and bonus were paid in UK pounds sterling. The 1996, 1995 and 1994 amounts in the table represent the U.S. dollar equivalent using the weighted average exchange rates in effect during the years ended December 31, 1996, 1995 and 1994, respectively.

 (8) All of the 1996 and 1995 amounts and $30,767 of the 1994 amount represent the U.S. dollar equivalents, using the weighted average exchange rates in effect during the years ended December 31, 1996, 1995, and 1994, respectively, for the portions of the disturbance allowances and other compensation that were paid to Ms. Curtis in UK pounds sterling.

 (9) The Board of Directors of the Company adopted, on July 11, 1995, the Tele-Communications International, Inc. 1995 Stock Incentive Plan (the "1995 Plan"). The 1995 Plan provides for awards to be made in respect of a maximum of 3,000,000 shares of International Series A Common Stock (subject to certain anti-dilution adjustments). Awards may be made as grants of stock options, stock appreciation rights, restricted shares, stock units, or any combination thereof (collectively, "Awards"). Shares of International Series A Common Stock that are subject to Awards that expire, terminate or are annulled for any reason without having been exercised (or deemed exercised, by virtue of the exercise of a related stock appreciation right), or are forfeited prior to becoming vested will return to the pool of such shares available for grant under the 1995 Plan. On December 13, 1995, pursuant to the 1995 Plan, certain executive officers, directors and other key employees of International and TCI were granted an aggregate of 1,302,000 options in tandem with stock appreciation rights to acquire shares of International Series A Common Stock at a purchase price of $16.00 per share. Additionally, one executive officer and one employee of TCI were each granted an aggregate of 50,000 options in tandem with stock appreciation rights to acquire from TCI shares of International Series A Common Stock owned by it. Such options and stock appreciation rights vest evenly over five years, with such vesting period beginning August 4, 1995, and expire on August 4, 2005.

(10) Mr. Gowen commenced employment on February 19, 1996. Accordingly, the 1996 compensation information included in the table represents ten months of employment.

(11) Amount is primarily comprised of a cost of living allowance with respect to Mr. Gowen's term as an expatriate employee working in the Company's London office during 1996.

  Option and SAR Grants Table. During the year ended December 31, 1996, no Awards under the 1995 Plan were granted to the named executive officers of the Company. For a description of certain options granted to non-employee directors of the Company, see "--Compensation of Directors" below.

  Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value
Table. The following table provides certain information concerning the exercise of stock options and stock appreciation rights during the year ended December 31, 1996, by each of the executive officers of the Company named in the compensation table above, and the 1996 year-end number and value of unexercised options and stock appreciation rights on an aggregated basis:

                                                             NUMBER OF
                                                             SECURITIES       VALUE OF
                                                             UNDERLYING     UNEXERCISED
                                                            UNEXERCISED     IN-THE-MONEY
                                                            OPTIONS/SARS    OPTIONS/SARS
                                                           AT 12/31/96(#)  AT 12/31/96($)
        NAME AND         SHARES ACQUIRED                    EXERCISABLE/    EXERCISABLE/
 SERIES OF COMMON STOCK  ON EXERCISE (#) VALUE REALIZED($) UNEXERCISABLE  UNEXERCISABLE(1)
 ----------------------  --------------- ----------------- -------------- ----------------
Fred A. Vierra
 International Series A
  Exercisable...........        --                --           80,000         $    --
  Unexercisable.........        --                --          320,000         $    --
 Series A TCI Group
  Exercisable...........        --                --          235,000         $358,438
  Unexercisable.........        --                --          165,000         $104,063
 Series A Liberty Group
  Exercisable...........        --                --           88,125         $589,301
  Unexercisable.........        --                --           61,875         $329,749
 SATCo Series A
  Exercisable...........        --                --           23,500         $    --
  Unexercisable.........        --                --           16,500         $    --
Adam N. Singer
 International Series A
  Exercisable...........        --                --           80,000         $    --
  Unexercisable.........        --                --          320,000         $    --
 Series A TCI Group
  Exercisable...........     55,000          $508,750          62,500         $ 52,031
  Unexercisable.........        --                --           82,500         $ 52,031
 Series A Liberty Group
  Exercisable...........     20,625          $170,157          23,438         $132,084
  Unexercisable.........        --                --           30,937         $164,866
 SATCo Series A
  Exercisable...........        --                --            7,475         $    --
  Unexercisable.........        --                --            7,025         $    --
Miranda Curtis
 International Series A
  Exercisable...........        --                --           40,000         $    --
  Unexercisable.........        --                --          160,000         $    --
 Series A TCI Group
  Exercisable...........        --                --           15,625         $ 13,008
  Unexercisable.........        --                --           16,875         $  4,336
 Series A Liberty Group
  Exercisable...........        --                --            5,859         $ 33,018
  Unexercisable.........        --                --            6,328         $ 30,134
 SATCo Series A
  Exercisable...........        --                --            1,563         $    --
  Unexercisable.........        --                --            1,688         $    --

                                                             NUMBER OF
                                                             SECURITIES       VALUE OF
                                                             UNDERLYING     UNEXERCISED
                                                            UNEXERCISED     IN-THE-MONEY
                                                            OPTIONS/SARS    OPTIONS SARS
                                                           AT 12/31/96(#)  AT 12/31/96($)
        NAME AND         SHARES ACQUIRED                    EXERCISABLE/    EXERCISABLE/
 SERIES OF COMMON STOCK  ON EXERCISE (#) VALUE REALIZED($) UNEXERCISABLE  UNEXERCISABLE(1)
 ----------------------  --------------- ----------------- -------------- ----------------
Richard L. Rexroat, Jr.
 International Series A
  Exercisable...........       --               --             10,000         $   --
  Unexercisable.........       --               --             40,000         $   --
 Series A TCI Group
  Exercisable...........       --               --             15,500         $35,844
  Unexercisable.........       --               --              4,500         $10,406
 Series A Liberty Group
  Exercisable...........       --               --              5,813         $45,814
  Unexercisable.........       --               --              1,688         $13,301
 SATCo Series A
  Exercisable...........       --               --              1,550         $   --
  Unexercisable.........       --               --                450         $   --

--------
(1) Based on the closing sales price per share of International Series A Common Stock, Series A TCI Group Common Stock, Series A Liberty Group Common Stock, and SATCo Series A Common Stock on the National Market tier of The Nasdaq Stock Market on December 31, 1996.

  Compensation of Directors. The standard arrangement by which the Company's directors are compensated for all services (including any amounts payable for committee participation or special assignments) as a director is as follows: each director receives a fee of $500, plus travel expenses, for attendance at each meeting of the Board of Directors and each director who is not a full-time employee of the Company receives additional compensation of $30,000 per year.

  On April 11, 1996, the Company made grants of stock options for 50,000 shares of International Series A Common Stock to each nonemployee director of the Company (Messrs. Akiyama, Gould, Kern, Lescure and Malone) pursuant to the 1996 Nonemployee Director Stock Option Plan (the "Director Plan"). Such options have a purchase price of $16 per share (which was the initial public offering price of International Series A Common Stock on July 18, 1995), vest and become exercisable over a five-year period, commencing on April 11, 1996, and will expire on April 11, 2006. Mr. Akiyama waived his right to receive such options.

  Each person who becomes a director of the Company and is not an employee of the Company or any of its subsidiaries will be automatically granted stock options for 50,000 shares under the Director Plan (subject to anti-dilution adjustments) upon such person becoming a director. Additionally, each person who is an employee and director of the Company who ceases to be an employee of the Company but remains a director of the Company will be automatically granted similar options upon such event under the Director Plan. However, the exercise price of each such subsequently granted option will be equal to the fair market value of the International Series A Common Stock on the date the option is granted. In general, such fair market value will be 95% of the last sale price for the shares of the International Series A Common Stock as reported on the Nasdaq National Market on the date of the grant, with the price resulting from such percentage rounded down to the nearest quarter dollar.

  There are no other arrangements whereby any of the Company's directors received compensation for services as a director during 1996.

  Employment Contracts, Termination of Employment and Change of Control Agreements. The Company and TCI have entered into an Amended and Restated Employment Agreement with Mr. Vierra relating to Mr.

Vierra's employment with the Company as Vice Chairman and Chief Executive Officer, providing for a base salary of $650,000 per year. Mr. Vierra's salary is subject to annual review by the Board of Directors, which may in its sole discretion increase his salary. Mr. Vierra's salary for 1996 was set at $650,000. Mr. Vierra's employment agreement provides for the deferral of a portion of each monthly salary payment so as to result in the deferral of salary at the rate of $250,000 per annum. The deferred amounts are to be paid in monthly installments over a 240-month period commencing on the later of December 31, 1998 or the termination of Mr. Vierra's full-time employment with the Company, together with interest thereon at the rate of 8% per annum compounded annually from the date of deferral to the payment date. In the event of Mr. Vierra's death, all outstanding deferred amounts will be paid in a lump sum to his beneficiaries.

  While he is employed by the Company pursuant to his employment agreement, Mr. Vierra is entitled to participate in all formal incentive compensation plans, stock incentive plans, employee stock purchase plans, retirement plans and insurance plans or policies adopted for the benefit of TCI's or the Company's executive officers or employees generally. Additionally, Mr. Vierra's employment agreement provides for personal use of TCI's aircraft and flight crew, limited to an aggregate value of $35,000 per year.

  Mr. Vierra's employment agreement has a stated termination date of December 31, 1998. It also provides that upon an earlier termination of Mr. Vierra's employment by the Company without cause, all remaining compensation due under such agreement for the balance of the employment term will become immediately due and payable to Mr. Vierra. Upon his death during the employment term, the Company would pay to Mr. Vierra's beneficiaries a lump sum in an amount equal to the lesser of: (i) the compensation due under his employment agreement for the balance of the employment term and (ii) one year's salary. In the event of his disability, the Company would continue to pay Mr. Vierra his annual salary as and when it would have otherwise become due until the first to occur of the end of the employment term or the date of his death.

  Mr. Vierra's agreement further provides that during his employment with the Company and for the longer of: (i) a period of two years following the effective date of his termination of employment, or (ii) until December 31, 1998 (in the event Mr. Vierra terminates his employment before the end of the term of his employment in breach of the employment agreement or in the event Mr. Vierra is terminated "for cause" (as defined in his employment agreement) by the Company), Mr. Vierra will not be connected with any entity in any manner, as defined in the agreement, which competes in a material respect with the business of the Company or any of the Company's or TCI's majority owned subsidiaries. However, the agreement provides that Mr. Vierra may own securities of any corporation listed on a national securities exchange or quoted on the Nasdaq National Market to the extent of an aggregate of 5% of the amount of such securities outstanding. Under the employment agreement, substantially all of Mr. Vierra's business time, attention and efforts will be devoted to the affairs of the Company. TCI is a party to the employment agreement and agrees to provide to Mr. Vierra certain benefits thereunder; however, any payment or expense incurred by TCI under the employment agreement will be reimbursed to TCI by the Company under the terms of the Services Agreement between TCI and the Company, dated as of July 18, 1995. See "CONCERNING MANAGEMENT--Certain Relationships and Related Transactions."

  Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Company's Board of Directors is responsible for determining executive compensation policies and guidelines. Messrs. Gould, Kern and Malone constitute the Compensation Committee. Dr. Malone is the Chairman of the Board of the Company and the Chairman of the Board and Chief Executive Officer of TCI. He is not an officer of any of the Company's subsidiaries. Neither Mr. Gould nor Mr. Kern are, or have been at any time, officers of the Company or any of its subsidiaries. However, Mr. Kern is a director of TCI and special counsel with the law firm of Baker & Botts, L.L.P., the principal outside counsel for the Company and TCI.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  Neither the report of the Compensation Committee of the Board of Directors (the "Compensation Committee") nor the stock performance graph that follows such report shall be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  Consistent with the compensation philosophy applicable when the Company was a wholly owned subsidiary of TCI prior to July 1995, and continuing that philosophy, the Compensation Committee believes that a link should exist between executive compensation and the return on investment provided to stockholders. The Compensation Committee has developed and implemented a compensation policy which seeks to attract and retain highly skilled and effective executives with the business experience and acumen necessary to achievement of the long-term business objectives of the Company and to align the financial interest of the Company's senior executives with those of its stockholders. The Company attempts to realize these goals by providing competitive compensation and linking a substantial portion of compensation to the enhancement of stockholder value.

  The Company's executive compensation is based principally on two components--salary and equity based incentives--each of which is intended to serve the Company's overall compensation philosophy. Generally, the Company does not pay cash bonuses to its senior executives.

  Base Salary. Base salary for executive officers is generally targeted at the median for executives with comparable qualifications, experience and responsibilities of other companies in the media industry. Executive salaries are consistent with this philosophy. Base salary levels are also based on the employee's relative level of seniority and responsibility.

  During 1995, the Compensation Committee of TCI (the "TCI Compensation Committee") undertook a review of the compensation paid to its key employees, including present employees of the Company, and retained independent consultants to advise it in connection with setting base salaries. The consultants provided TCI, the TCI Compensation Committee and the Compensation Committee with surveys of base salaries, bonuses and long-term incentive compensation packages of the chief executive officers and certain other senior officers in the media industry, including seven companies with international operations in the cable television industry and approximately 80 companies in various other industries. The TCI Compensation Committee then established salary levels for the executive officers of the Company while the Company was still wholly owned by TCI.

  In December 1995, the Compensation Committee established new salary levels for 1996 for certain of its executive officers (other than the Chief Executive Officer) at the median of the annual salaries and bonuses of officers in comparable positions and in companies included in the survey. In connection with the Compensation Committee's assessment of the appropriate base salary levels for its executives, the Compensation Committee took into account the employment agreement between its Chief Executive Officer, the Company and TCI with a stated termination date of December 31, 1998, which agreement establishes a minimum base salary and participation in certain incentive, retirement and insurance plans or policies adopted for the benefit of the Company's or TCI's executive officers or employees generally. Certain terms of the employment agreement of the Chief Executive Officer are described under "CONCERNING MANAGEMENT--Executive Compensation--Employment Contracts, Termination of Employment and Change of Control Agreements." In January 1996, the December 1995 salary levels were adjusted to provide for increases in salaries consistent with comparable media companies.

  Equity-Based Incentives. The Compensation Committee has emphasized equity-based incentives rather than salary and bonuses in determining the appropriate mix of compensation in order to arrive at a competitive compensation package for its executive officers. The Compensation Committee believes that reliance upon such incentives is advantageous to the Company because they foster a long-term commitment by the recipients to the Company and motivate the recipients to seek to improve the long-term market performance of International Series A Common Stock. During 1995, the Compensation Committee authorized the grant of stock options in tandem with stock appreciation rights to the named executive officers, including the Chief Executive Officer, and other key employees. See "CONCERNING MANAGEMENT--Executive Compensation-- Summary Compensation Table of International" for additional information concerning these awards. The exercise price of such options was established at the initial public offering price of the International Series A Common Stock. Such options vest in equal amounts over five years and, except in certain circumstances, executives must be employed by the Company at the time of vesting in order to exercise the options. The aggregate number of shares of the International Series A Common Stock covered by the options granted to the named executives in 1995 represents approximately 1% of the total number of shares of such series outstanding. These grants were made after a review of the exercise prices, numbers and dates of awards of those options and tandem stock appreciation rights already held by the Company's executives and other key employees, which were all options to acquire Series A TCI Group Common Stock and Series A Liberty Group Common Stock. In addition, the Compensation Committee determined to grant to certain of the Company's executives, including the Chief Executive Officer, restricted stock in order to encourage executive stock ownership which the Compensation Committee believes will more closely align the interests of such executives with those of the Company's stockholders. The terms and conditions of the restricted stock awards require, with certain exceptions, that the recipient be employed by the Company at the time of vesting in order to be entitled to retain the restricted stock, and provide for vesting of 50% at the end of four years and 100% at the end of five years, commencing August 4, 1995. See "CONCERNING MANAGEMENT--Executive Compensation--Summary Compensation Table of International" for additional information concerning these awards. With respect to the grant to Mr. Vierra of stock options in tandem with stock appreciation rights to purchase 400,000 shares of International Series A Common Stock and the grant to Mr. Vierra of 15,000 restricted shares of International Series A Common Stock, the Compensation Committee believed that such grants were required to maintain Mr. Vierra's compensation package at a level competitive with that of chief executive officers at similar media companies.

  The Compensation Committee did not grant any stock options or award any restricted shares during 1996 as it viewed the current level of ownership of such securities by the executive officers named in the foregoing compensation table to be commensurate with the levels of ownership of similar securities by executive officers at comparable media companies. The Compensation Committee plans to reconsider in 1997 the level of stock option awards and restricted share awards.

  Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations relating to the Code (collectively, the "Code") restrict publicly traded companies from claiming or receiving a tax deduction on compensation paid to an executive officer in excess of $1 million, unless such compensation is performance based. As a result, many companies with executive pay levels exceeding the $1 million limit have revised or amended, or are considering revising or amending their compensation programs to qualify the payments thereunder for deductibility. The 1995 Plan has been established in a manner which permits the Compensation Committee to make certain awards that are not subject to this limitation. In making awards under the 1995 Plan, the Compensation Committee will consider the implications of Section 162(m).

                                          COMPENSATION COMMITTEE

                                          Paul A. Gould Jerome H. Kern Dr.
                                          John C. Malone

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the International Series A Common Stock against the Nasdaq Composite Index (U.S. and Foreign) and a peer group of companies based on the Nasdaq Telecommunications Stock Index (assuming reinvestment of dividends). The graph assumes that the value of the investment in International Series A Common Stock and each index was $100 on July 18, 1995 (the date of the Company's initial public offering). The Company has not paid any cash dividends on the International Series A Common Stock and does not expect to pay dividends for the foreseeable future. The stockholder return performance graph below is not necessarily indicative of future performance.


                         [GRAPH APPEARS HERE]

                           TOTAL STOCKHOLDER RETURNS
                           -------------------------
                            (DIVIDENDS REINVESTED)


                                                            INDEXED RETURNS
                                           BASE              YEARS ENDING
                                          PERIOD
COMPANY/INDEX                           18 JUL 95     DEC 95        DEC 96
-----------------------------------------------------------------------------
TELE-COMMUN INTL INC -SER A             $ 100        $ 142.19     $  82.81
NASDAQ TELECOMMUNICATIONS STOCK INDEX   $ 100        $ 106.27     $ 108.65
NASDAQ COMPOSITE INDEX (U.S. & FOREIGN) $ 100        $ 104.92     $ 128.48



BOARD MEETINGS

  During 1996, there were two meetings of the full Board of Directors of the Company. Except for Mr. Lescure, no director attended fewer than 75% of the meetings of the Board of Directors or of any committee of which he was a member during 1996.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company's Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. There is no standing nomination committee of the Company's Board of Directors.

  The members of the Audit Committee are Messrs. Gould and Lescure. The duties of the Audit Committee are to review and monitor the Company's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice, to receive and review audit reports submitted by the Company's independent auditors and by its internal auditing staff and to make such recommendations to the Board as may seem appropriate to the Audit Committee to assure that the interests of the Company are adequately protected and to review all related party transactions and potential conflict-of-interest situations. The Audit Committee of the Company held no meetings during 1996.

  The members of the Compensation Committee are Messrs. Gould, Kern and Malone. The functions of the Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the executive officers of the Company, to consider and make recommendations to the Board of Directors concerning existing and proposed employment agreements between the Company and its executive officers and to administer the 1995 Plan. The Compensation Committee of the Company held no meetings during 1996.

  The members of the Executive Committee are Messrs. Gould, Malone and Vierra. The Executive Committee exercises all of the powers and authority of the Board of Directors between meetings of the entire Board, other than such powers and authority as the Delaware General Corporation Law specifically prohibits an executive committee from performing. The Executive Committee took all action by unanimous written consent and therefore held no meetings during 1996.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Relationship with TCI. TCI owns 86,250,000 shares of International Series A Common Stock and 11,700,000 shares of International Series B Common Stock which, at July 31, 1997, collectively represented approximately 92% of the total voting power of the outstanding shares of International Common Stock. Consequently, TCI has significant influence over the policies and affairs of the Company and is in a position to determine the outcome of corporate actions requiring stockholder approval, including the election of directors, the adoption of amendments to the Company's charter and the approval of mergers and sales of the Company's assets.

  TCI formed the Company during the fourth quarter of 1994 and the first quarter of 1995 through the contribution to the Company of substantially all of TCI's international cable television and telephony assets and certain of TCI's international programming assets. The international programming assets that TCI did not contribute to the Company remained in two of TCI's other subsidiaries, Liberty Media Corporation ("Liberty") and TCIC. The international programming assets that remained with Liberty are those that were either: (i) devoted to foreign sports programming or (ii) owned directly or indirectly (in whole or in part) by U.S.-based programming companies in which Liberty has an interest. During 1996, Liberty contributed its interests in foreign sports programming to a limited liability company owned in equal parts by subsidiaries of the Company and Liberty, Liberty/TINTA LLC (the "LLC"). The LLC then contributed such assets to a newly formed sports programming venture with the News Corporation Limited ("News Corp"). See "-- Sports Programming Venture" below.

  TCI has advised the Company that TCI presently intends: (i) to make available to the Company any opportunity to acquire, develop, own and/or manage cable and/or telephony operations outside the United States that is presented to TCI or any of its controlled affiliates and (ii) except as provided below, to make available to the Company any opportunity to acquire, develop, manage and/or operate programming services outside of the United States (a "Programming Opportunity") that is presented to TCI or any of its controlled affiliates. The foregoing does not apply to: (i) international programming services that were owned or managed, directly or indirectly (in whole or in part), by TCI or any of its controlled affiliates other than the Company as of July 12, 1995, (ii) Programming Opportunities under development by TCI or any of its controlled affiliates other than the Company that were the subject of a signed letter of intent or other agreement in principle as of July 12, 1995, (iii) Programming Opportunities in respect of foreign sports programming, which is expected to be pursued by the LLC and made available to a joint venture in which the LLC owns a 50% interest (see "--Sports Programming Venture" below), (iv) any Programming Opportunity presented to a public company that is a controlled affiliate of either TCI or any of TCI's controlled affiliates other than the Company, (v) any Programming Opportunity presented to, or cable television or cable telephony services provided by, any company or other entity in which TCI or any of its controlled affiliates has an interest but which is not itself a controlled affiliate of either TCI or any of TCI's controlled affiliates, and
(vi) the distribution outside the United States of a programming service initially distributed within the United States and owned and/or managed by TCI or any of its controlled affiliates other than the Company. If the Company determines not to pursue a Programming Opportunity, subsidiaries or controlled affiliates of TCI other than the Company may pursue such Programming Opportunity or the Company and another subsidiary of TCI (or any of its other controlled affiliates) may pursue such opportunity jointly. Neither TCI nor any of its other controlled affiliates will be obligated to make available to the Company any Programming Opportunity to the extent TCI or such controlled affiliate is legally (for example, by a fiduciary duty owed to others) or contractually prohibited from doing so.

  The above policy of TCI could be modified or rescinded by TCI in its sole discretion, without approval of the Company, although TCI has informed the Company it has no present intention to do so. TCI could also adopt additional policies with respect to the Company depending upon future circumstances. TCI has informed the Company that any determination it might make to modify or rescind its policy with the Company, or to adopt additional policies affecting the Company, would be made by its board of directors, which has a duty to act with due care and in the best interests of all the stockholders of TCI.

  TCI and the Company have entered into a number of inter-company agreements more fully described below covering lending arrangements, indemnification, the provision of services, tax sharing, the use of the Tele-Communications name and registration rights. TCI also provides certain administrative, financial, legal, treasury, accounting, tax and other services to the Company and makes available certain of its employee benefit plans to the Company's employees. The terms of these agreements and arrangements were established by TCI in consultation with the Company, but were executed or implemented while the Company was a wholly owned subsidiary and therefore were not the result of arm's-length negotiations. Accordingly, although the Company believes that the terms of these arrangements are reasonable, there is no assurance that such terms, or the terms of any future arrangements between TCI and the Company, are or will be as favorable to the Company as could be obtained from unaffiliated third parties.

  Sports Programming Venture. Effective April 29, 1996, the Company and Liberty through the LLC formed a joint venture with News Corp. (the "Sports Venture") to operate currently existing sports services in Latin America and Australia and a variety of new sports services throughout the world, excluding the United States, Canada, and certain other defined geographic areas. Liberty and the Company each own a 50% interest in the LLC. The LLC, in turn, owns a 50% interest in the Sports Venture, with News Corp. owning the other 50% interest. As of June 30, 1997, the Company had contributed to the LLC $56 million and the Company's 35% equity interest in Torneos y Competencias S.A., an Argentinian sports programming production company ("Torneos"). In addition, Liberty had contributed to the LLC all of Liberty's interests in Latin American and Australian sports programming services and its rights under various television sports programming agreements. The LLC contributed the non-cash assets contributed to it by the Company and Liberty to the Sports Venture. News Corp. contributed various international sports rights and certain trademark rights in exchange for its 50% interest in the Sports Venture.

  The Company may make additional cash contributions totaling $22 million to the LLC to fund the operations of the Sports Venture over the next three years. As part of the formation of the Sports Venture, the

LLC is entitled to receive from News Corp. 7.5% of the outstanding stock of STAR Television Limited. Upon the delivery of such stock to the LLC, News Corp is entitled to receive from the LLC up to $20 million and the assignment of rights under various Asian sports programming agreements. STAR Television Limited operates a satellite-delivered television platform in Asia.

  The operating agreement of the Sports Venture includes, among other things, provisions generally prohibiting any of the parties from engaging in any business that is within the scope of the business to be conducted by the Sports Venture (other than through the Sports Venture), that being the operation of programming services featuring predominantly sports and sports-related programming, data or content for distribution by any means and in any form anywhere in the world, except in the excluded areas noted above. Those restrictions will be binding on TCI until such time as neither the Company nor Liberty is controlled by TCI. The operating agreement of the Sports Venture also includes provisions granting to a separate joint venture to be formed by Liberty and Fox Inc. (a wholly owned subsidiary of News Corp.) rights of first refusal with respect to international sports programming as to which the Sports Venture holds United States or Canadian distribution rights.

  Prior to November 1, 2000, News Corp. and the LLC cannot transfer their interests in the Sports Venture other than to certain of their respective affiliates. Thereafter, any proposed transfer to a non-affiliate will be subject to a right of first refusal in favor of the non-transferring member. Transfers to affiliates (as defined) will not be subject to those transfer restrictions or rights of first refusal. In certain events, either member of the Sports Venture will have the right to trigger a procedure under which the other member will be required either to purchase the triggering member's interest or to sell its interest to the triggering member, in either case at the price stated by the triggering member. Those buy/sell rights will arise if, at any time after the fifth anniversary of the formation of the Sports Venture, the members cannot agree for two consecutive years on the approval of an annual budget or the appointment of a chief executive officer for the Sports Venture. If control of the LLC is acquired by any one of certain named media industry participants, then News Corp. will have an option to purchase the interest in the Sports Venture held by the LLC at a price equal to the appraised fair market value of such interest. The agreement governing the formation of the LLC includes restrictions on transfers of interests and buy/sell rights applicable to the interests of the Company and Liberty in that entity that are substantially the same as those applicable to the interests of the members in the Sports Venture.

  On April 19, 1996, the Company, Torneos and the stockholders of Torneos entered into an agreement (the "International/Torneos Sports Agreement") whereby the Company agreed to make minimum periodic payments from 1996 through 2004 aggregating $235.2 million to acquire certain rights and considerations, including the exploitation rights to all sports rights owned by Torneos with the exception of any rights which at that time had been contractually committed to any third party. In particular, the Company acquired worldwide distribution rights outside of Argentina for Clasico del Domingo and worldwide distribution rights (excluding Buenos Aires) for Futbol de Primera and Torneos de Verano (Summer Games). The rights and obligations under the International/Torneos Sports Agreement were assumed by the Sports Venture. Through June 30, 1997, payments made under the International/Torneos Sports Agreement totaled $26.5 million.

  TCI Credit Facility. The Company and TCI have entered into a subordinated revolving credit facility (the "TCI Credit Facility"), effective April 25, 1995, which provides for loans from TCI to International in an aggregate outstanding principal amount of up to $200 million (the "Commitment"). As of September 10, 1997, TCI assigned all of its rights, interests and obligations in and to the TCI Credit Facility to TCI Ventures Group, LLC. TCI Ventures Group, LLC is wholly owned by TCI. At the time of such assignment, no borrowings were outstanding under the TCI Credit Facility. In connection with the assignment, the parties agreed to extend the maturity date of the TCI Credit Facility to September 10, 2002, at which time all borrowings under the TCI Credit Facility, together with all accrued interest thereon, will be payable. Prior to such maturity date, borrowings repaid by the Company under the TCI Credit Facility will be available for reborrowing, subject to certain conditions to borrowing.

      Interest Rate and Payment. Effective from and after September 10, 1997, borrowings under the TCI Credit Facility bear interest at the rate of 10% per annum. Accrued interest on outstanding borrowings, which compound quarterly, are due and payable on September 10, 2002, or upon the earlier repayment of such borrowings under the TCI Credit Facility.

  During the six months ended June 30, 1997 and the year ended December 31, 1996, the Company had no borrowings pursuant to the TCI Credit Facility. Accordingly, the Company incurred no interest expense during the six months ended June 30, 1997 and the year ended December 31, 1996, with respect to the TCI Credit Facility.

      Fees. The Company paid to TCI a $2 million origination fee and is required to pay an annual credit facility fee in an amount equal to .375% of the unused borrowing availability under the TCI Credit Facility. Such credit facility fee aggregated $375,000 and $750,000 during the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

      Subordination; No Collateral. The payment of the principal of and interest on all borrowings under the TCI Credit Facility are subordinated in right of payment to the prior payment in full of all "Senior Indebtedness." Senior Indebtedness is defined, generally, as all indebtedness of the Company for money borrowed, obligations of the Company in respect of letters of credit or bankers acceptances and indebtedness issued as part of the deferred purchase price of property or services, except any such indebtedness that by the terms of the instrument creating or representing such indebtedness is expressly made equal in right of payment with, or subordinate and subject in right of payment to, borrowings outstanding under the TCI Credit Facility. If the Company incurs Senior Debt (defined generally as indebtedness for money borrowed from institutional lenders) in a principal amount in excess of $200 million (such excess, the "Senior Excess Amount"), the Commitment will be immediately reduced by the amount of such Senior Excess Amount. In such event, outstanding loans under the TCI Credit Facility in a principal amount necessary to cause such outstanding loans to not exceed the amount of the Commitment, as so adjusted, together with accrued interest, will immediately become due and payable. The Commitment may be readjusted upward (but not above $200 million) to the extent that such Senior Excess Amount is subsequently repaid by the Company. Borrowings under the TCI Credit Facility are unsecured. The Debentures (as defined below) constitute "Senior Indebtedness" (but not "Senior Debt") under the terms of the TCI Credit Facility.

      Early Termination. If at any time TCI shall beneficially own capital stock of the Company representing less than a majority in voting power of the outstanding shares of International capital stock entitled to vote generally for the election of directors, TCI Ventures Group, LLC may terminate its obligation to make further loans under the TCI Credit Facility upon two business days prior notice to the Company. The principal of and interest on all outstanding loans shall become due and payable on the first anniversary of the receipt by the Company of such notice.

  Loans to TCI Pursuant to Unsecured Promissory Note. On February 8, 1996, the Company received net cash proceeds of approximately $336 million from the issuance of its 4 1/2% Convertible Subordinated Debentures due 2006 having an aggregate principal amount of $345 million (the "Debentures"). Pending its use by the Company, the net proceeds from the Debentures were loaned to TCI pursuant to an unsecured promissory note with an aggregate borrowing limit of $400 million. Amounts outstanding under the promissory note bear interest at variable rates based on TCI's weighted average cost of bank borrowings of similar maturities, and principal and interest is due and payable as mutually agreed from time to time by TCI and the Company. At June 30, 1997 and December 31, 1996, amounts outstanding under the promissory note aggregated $53.7 million and $176.5 million, respectively. During the six months ended June 30, 1997 and the year ended December 31, 1996, interest income related to the promissory note aggregated $3.8 million and $14.0 million, respectively.

  Registration Rights Agreement. As of July 18, 1995, the Company and TCI entered into a Registration Rights Agreement (the "Registration Rights Agreement") which, among other things, provides that upon the request of TCI the Company will register under the Securities Act of 1933 shares of International Series A Common Stock or International Series B Common Stock (and any other shares of capital stock of International issued in respect of such shares) held by TCI for sale in accordance with TCI's intended method of disposition thereof. TCI has the right to request three such registrations. The Company has agreed to pay all registration expenses (other than underwriting discounts and commissions) in connection with such registrations. The Registration Rights Agreement will terminate if TCI ceases to own for five consecutive years shares of International Common Stock representing at least 30% in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

  Indemnification Agreement. TCI or certain of its subsidiaries (other than the Company) continues to be an obligor under, or a guarantor of the payment or performance of, certain contractual obligations, including financial and debt obligations, which are for the benefit of the Company. The Company has entered into an Indemnification Agreement with TCI, dated as of July 12, 1995, pursuant to which the Company has agreed to indemnify TCI (or any of TCI's officers, directors, employees, and agents) for any payment made by TCI, or any claim, loss or liability that TCI may otherwise incur, by reason of such obligations. The Company has not made any payments to TCI pursuant to the Indemnification Agreement.

  Services Agreement. TCI has agreed, at the request of the Company, to provide certain facilities, services and personnel to the Company. The scope of the facilities, personnel and services to be provided by TCI to the Company and the respective charges payable in respect thereof are set forth in a services agreement between TCI and the Company, dated as of July 18, 1995 (the "Services Agreement"). Pursuant to the Services Agreement, TCI has agreed to provide to the Company administrative and operational services necessary for the conduct of its business, including, but not limited to, such services as are generally performed by TCI's accounting, finance, corporate, legal and tax departments. In addition, TCI has agreed to make available to the Company such general overall management services and strategic planning services as TCI and the Company shall agree and shall provide the Company with such access to and assistance from TCI's cable engineering and construction groups and TCI's domestic cable television and programming and technology/venture personnel as the Company may from time to time request.

  The Services Agreement also provides that, for so long as TCI continues to beneficially own shares of International Common Stock representing at least a majority in voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, TCI will continue to permit the Company's employees to participate in TCI's employee benefit plans. In this regard, the Company will be allocated that portion of TCI's compensation expense attributable to benefits extended to employees of the Company.

  Pursuant to the Services Agreement, the Company will reimburse TCI for all direct expenses incurred by TCI in providing such services and a pro rata share of all indirect expenses incurred by TCI in connection with the rendering of such services, including a pro rata share of the salary and other compensation of TCI employees performing services for the Company, general overhead expenses and rental expenses for any physical facilities of TCI utilized by the Company. In this regard, it is anticipated that the Company will, for the foreseeable future, share office space with, or sublease office space from, TCI. The obligations of TCI to provide services under the Services Agreement (other than TCI's obligation to allow the Company's employees to participate in TCI's employee benefit plans) will continue in effect until terminated by the Company at any time on not less than 60 days' notice to TCI, or by TCI at any time after July 18, 1998, on not less than four months' notice to the Company.

  The amounts charged to the Company by TCI pursuant to the Services Agreement aggregated $872,000 and $2.9 million during the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

  Tax Sharing Agreement. Federal income taxes and certain state and local taxes are paid by TCI and the Company on a consolidated basis. Prior to October 1, 1997, the Company is a party to a tax sharing agreement that contains provisions regarding the allocation of certain TCI consolidated income tax attributes and the settlement procedures with respect to the inter-company allocation of current tax attributes. Effective October 1, 1997, such agreement will be replaced by a new tax sharing agreement (the "New Tax Sharing Agreement"), which will govern the allocation and sharing of income taxes by the TCI Group, the Liberty Media Group and the TCI Ventures Group within TCI (each a "Group"). The Company and its subsidiaries are a member of the TCI Ventures Group for purposes of the New Tax Sharing Agreement. Amounts in the inter-company tax account between TCI and the Company for the period from July 1, 1995 to September 10, 1997, will be required to be settled between the TCI Ventures Group and the Company if and when the Company ceases to be a member of TCI's consolidated group for federal income tax purposes.

  Federal income taxes will be calculated, with certain adjustments, on a separate return basis for each Group, applying provisions of the Code as if each such Group filed a separate consolidated return for Federal income tax purposes. Based upon these separate calculations, an allocation of tax liabilities is made such that each Group will be required to make cash payments to TCI based on its allocable share of TCI's consolidated Federal income tax liabilities (on a regular tax or alternative minimum tax basis, as applicable). Similarly, TCI would reimburse each Group for tax benefits (on a regular tax or alternative minimum tax basis, as applicable) attributable to such Group and actually used by TCI in reducing its consolidated Federal income tax liability. Tax attributes, including but not limited to net operating losses, foreign tax credits, investment tax credits, alternative minimum tax net operating losses, deferred inter-company gains, and tax basis in assets will be inventoried and tracked for ultimate credit to or charge against each Group with certain limited exceptions. Similarly, in each taxable period that TCI pays alternative minimum tax, the Federal income tax liabilities and Federal income tax benefits of each Group, computed as if such Group were subject to regular tax, would be inventoried and tracked for payment to or payment by each Group (at the difference between the amount each Group would have paid or received under the New Tax Sharing Agreement if TCI had paid regular tax during such taxable period and the amount such Group paid or received under the New Tax Sharing Agreement on an alternative minimum tax basis for such taxable period) in years that TCI uses the alternative minimum tax credit associated with such taxable period with certain limited exceptions.

  In addition, pursuant to the New Tax Sharing Agreement, state and local income taxes are calculated on a separate return basis for each Group (applying provisions of state and local tax law and related regulations as if the Group were a separate unitary or combined group for tax purposes) and TCI's combined or unitary tax liability is allocated among the Groups based upon such separate calculation. TCI has retained the right to file all returns, make all elections and control all audits and contests.

  During the six months ended June 30, 1997 and the year ended December 31, 1996, inter-company income tax benefits aggregating $7.5 million and $10.2 million, respectively, were allocated to TCI by the Company. Pursuant to the tax sharing agreement in effect until October 1, 1997, the resulting receivable will only be settled in cash upon the deconsolidation of the Company for purposes of TCI's Federal income tax returns.

  Trade Name and Service Mark License Agreement. The Company and TCI have entered into a Trade Name and Service Mark License Agreement, dated as of July 18, 1995 (the "License Agreement"), pursuant to which TCI has granted to the Company a non-exclusive non-assignable license to use certain trade names and service marks specifically identified in the License Agreement. The Company has agreed that all advertising, promotion and use of certain of TCI's trade names and service marks by the Company shall be consistent with TCI guidelines and standards, as well as subject to TCI's control in certain circumstances. The term of the License Agreement terminates one year after TCI ceases to beneficially own a majority (by voting power) of the outstanding shares of voting capital stock of the Company. The term may be extended for one year upon the consent of both parties.

  Other Transactions. On July 18, 1995, Dr. Malone purchased 450,000 shares of International Series A Common Stock in the Company's initial public offering at a per share price of $16. Effective April 1, 1996, TCI purchased all of such shares from Dr. Malone at the then current market price of $21.75 per share.

  The Company's consolidated entities engaged in the multichannel video distribution business in Puerto Rico (the "Consolidated Puerto Rico Entities") purchase programming services from a subsidiary of TCI. The charges, which approximate such TCI subsidiary's cost and are based on the aggregate number of subscribers served by the Consolidated Puerto Rico Entities, aggregated $2.9 million and $4.3 million during the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

  Certain key employees of the Company hold stock options with tandem stock appreciation rights with respect to certain common stock of TCI (the "TCI Options and SARs"). Estimates of the compensation expense relating to the TCI Options and SARs have been included in the financial statements of the Company, but are subject to future adjustment based upon the market value of the underlying TCI common stock, and ultimately on the final determination of market value when the rights are exercised. The estimated compensation adjustment with respect to the TCI Options and SARs resulted in increases (decreases) to the Company's share of TCI's stock compensation liability of $1.7 million and ($1.8 million) for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively. The Company's share of TCI's stock compensation liability will be settled in cash only to the extent that TCI is required to make cash payments to satisfy such liability.

  During 1996, TCIC transferred, subject to regulatory approval, certain distribution equipment to a subsidiary of the Company in exchange for a promissory note in the principal amount of (Pounds)14,950,000 ($23.3 million using the applicable exchange rate). Such note bears interest at 7% compounded semi-annually. During the six months ended June 30, 1997 and the year ended December 31, 1996, the U.S. dollar equivalent of interest expense incurred with respect to such note was $789,000 and $658,000, respectively. The distribution equipment was subsequently leased back to TCIC over a 5 year term with semi-annual payments of (Pounds)998,000 ($1.7 million), plus expenses. The Company can require TCIC to repurchase the equipment at the end of the lease term at an amount equal to the greater of: (i) fair market value or (ii) an amount that when combined with the rental payments received (excluding executory costs) during the lease term, and discounted using an interest rate of 7%, would not exceed 89% of the fair market value of the equipment at the inception of the lease. During the six months ended June 30, 1997 and the year ended December 31, 1996, the U.S. dollar equivalent of the lease revenue under the above-described lease agreement aggregated $1.7 million and $1.4 million, respectively.

  Certain Business Relationships. Jerome H. Kern, a director of the Company, is special counsel with the law firm of Baker & Botts, L.L.P., principal outside counsel for the Company and TCI. Fees paid to Baker & Botts, L.L.P. by TCI and consolidated subsidiaries (including the Company) were approximately $11,000,000 for the 1996 fiscal year. Pierre Lescure, a director of the Company, is Chief Executive Officer of Canal + S.A. On April 30, 1996, the Company issued 473,373 shares of International Series A Common Stock to Canal + S.A. for an aggregate cash purchase price of $10,000,005.

                             INDEPENDENT AUDITORS

  The firm of KPMG Peat Marwick LLP serves as the Company's independent certified public accountants. A partner of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if KPMG Peat Marwick LLP so desires and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Proposals by stockholders for which consideration is desired at the 1997 annual meeting of stockholders must be received by the Company by June 2, 1998, in order to be considered for inclusion in proxy materials for the 1998 annual meeting.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SEC, EXCLUDING EXHIBITS, MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST ADDRESSED TO THE INVESTOR RELATIONS DEPARTMENT, TELE-COMMUNICATIONS INTERNATIONAL, INC., POST OFFICE BOX 5630, DENVER, COLORADO 80217-5630.

Englewood, Colorado
September 30, 1997

                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
  TERRACE TOWER II 5619 DTC PARKWAY ENGLEWOOD, COLORADO 80111 (303) 267-5500

                                                             September 30, 1997

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Tele-Communications International, Inc. (the "Company"), which will be held at the Company's corporate offices, located at 5619 DTC Parkway, Englewood, Colorado, on October 20, 1997, starting at 10:00 a.m. local time. A Notice of the Annual Meeting, a proxy card and a Proxy Statement containing important information about the matters to be acted upon at the Annual Meeting are enclosed.

  You will be asked at the Annual Meeting to consider and vote upon: (i) the election of three directors of the Company to hold office until the annual meeting of stockholders to be held in the year 2000 and until their successors are elected and qualified, and (ii) such other business as may properly come before the Annual Meeting. The Board of Directors recommends that the stockholders vote in favor of the proposal presented in the enclosed Proxy Statement.

  Whether or not you are personally able to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible. This action will not limit your right to vote in person if you wish to attend the Annual Meeting and vote personally.

                                          Sincerely yours,


                                [SIGNATURE OF DR. JOHN C. MALONE APPEARS HERE]
                                          Dr. John C. Malone
                                          Chairman of the Board

==========================================================================================================
1. Election of Three        FOR all nominees       WITHHOLD AUTHORITY to vote             *EXCEPTIONS
   Directors                listed below. [X]      for all nominees listed below. [X]                [X]

Nominees: Brenden R. Clouston, Pierre Lescure and Fred A. Vierra
(Instructions: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions ____________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the Annual Meeting.


                                                  CHANGE OF ADDRESS OR
                                                  COMMENTS MARK HERE  [X]

                                         Signature should agree with name
                                         provided herein. If stock is held in
                                         the name of more than one person, each
                                         joint owner should sign. Executors,
                                         administrators, trustees, guardians,
                                         and attorneys should indicate the
                                         capacity in which they sign.

                                         Dated: __________________________, 1997

                                         _______________________________________
                                                 Stockholder's Signature

                                         _______________________________________
                                                 Stockholder's Signature

                                         Votes MUST be indicated
                                         (x) in Black or Blue ink. [X]

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.
================================================================================

================================================================================
                    TELE-COMMUNICATIONS INTERNATIONAL, INC.
                             POST OFFICE BOX 5630
                               DENVER, CO 80217

         TELE-COMMUNICATIONS INTERNATIONAL, INC. SERIES A COMMON STOCK

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Stephen M. Brett, John C. Malone and Fred A. Vierra, as Proxies, with full power to act without the other and each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side hereof, all the shares of the above-referenced common stock of Tele-Communications International, Inc. ("International") held of record by the undersigned on September 11, 1997, at the Annual Meeting of International to be held on October 20, 1997 or any adjournment thereof.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                        (Continued, and to be signed and dated on reverse side.)

                                   TELE-COMMUNICATIONS INTERNATIONAL, INC.
                                   P.O. BOX 11045
                                   NEW YORK, N.Y. 10203-0048

================================================================================